Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-54164 and 333-145719), and Form S-3 (File Nos. 333-127034, 333-114231, and 333-144688) of our reports dated February 2, 2010, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appear on this annual report on Form 10-K for the year ended December 31, 2009.

Minneapolis, Minnesota
February 2, 2010